SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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CHAD THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

McDowell Investments, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

           The following text regarding Mr. Monte McDowell can be found at www.montemcdowell.com.

Show-Me State Entrepreneur speaks out on Chad Therapeutics
and Key Growth Issues for the Industry

           Monte McDowell is a respiratory product entrepreneur and a significant Chad Therapeutics, Inc. shareholder. He believes in a team approach that is rooted in more than twenty years of sales, management and ownership experience in the medical and home respiratory markets.

           As indicated in his biography below, McDowell is a business owner and CEO. He started out of college in the early 1980s as a record setting sales representative for Xerox, American Medical Supply, SmithKlein and Toshiba Medical Systems. He then moved into business ownership when he formed a start-up durable medical equipment (DME) company that grew rapidly when it focused on the medical and home respiratory markets. The growth of the company in eight short years culminated in the sale of Med4Home in two sales transactions in excess of $100 million, combined. His current role is President and CEO of Radix Pharmaceuticals, which is a diversified wholesale pharmaceutical distribution company.

           Forty-six year old McDowell has a track record of growing companies and now he wants to apply his success as a Chad Therapeutics board member to help Chad gain market share, nurture revolutionary products and increase the value of Chad Therapeutics stock.

WHY SHOULD YOU BE ON THE BOARD?

McDowell:  First of all, due to my experience in the respiratory field, I understand the business. Second, I have a track record of success in growing a business in the industry. Third, I am a significant Chad shareholder, and thus I am very interested in the future of the company.

WHAT ARE YOUR GOALS FOR CHAD THERAPEUTICS?

McDowell:  The immediate goal is to try to help Chad quickly increase market share in its core business. My overall goal is to direct Chad Therapeutics from slow growth to sustainable high growth. Lowering costs will be imperative as well because health care reimbursements will continue to decrease.

HOW WOULD YOU ACCOMPLISH YOU GOALS?

McDowell:  Number one on my slate is the need to establish a high quality direct marketing team. Chad needs direct sales representation in order to control its own destiny.

WHAT CHANGE WOULD YOU RECOMMEND AT CHAD THERAPEUTICS?

McDowell:

1.	As indicated above, Chad needs a direct sales force.
2.	Income needs to be related to performance. For example, board members should not be compensated unless the company is making money. Upper management income should be performance based.
3.

Chad needs to get its arms around costs. Reimbursements in healthcare will continue to decrease. Chad needs to bring products to market that address this issue. Chad needs to produce better products faster and be cost effective. Chad must create and show its customers, DME companies, beyond a shadow of a doubt that Chad's products will make them money, grow their business and reduce their costs. These types of products will grow market share and increase profits and company value.

4.	Chad needs to evaluate and implement production in less costly regions and countries, like their competition, or face decreased market share on their generic products based on cost alone.
5.

Chad needs to spend more on research and development and less on public relations and executive pay. Chad needs to focus on the most innovative and promising products and growing markets within its core respiratory marketplace.

6.	The traditional business model in Chad's industry is too heavy on infrastructure. The challenge is to reduce that infrastructure on a national scale.
7.

Chad needs fresh ideas. The big companies, which are similar to the IBMs of the world that dominate markets, currently have no reason to be innovative. There are no companies in Chad's industry, similar to the Dells of the world, that provide revolutionary competition.

WHAT ARE THE OPPORTUNITIES FOR CHAD THERAPEUTICS?

McDowell:  The need for long term respiratory care is a growth opportunity. People are living longer, which equates to a greater need for respiratory products. Respiratory lung disease is a growth market. Due to an aging population and issues such as smoking, the environment and even sleep apnea, the worldwide demand for the respiratory products is enormous and growing. Chad can increase market share by coming out with innovative products and marketing them correctly.

WHAT IS YOUR VISION FOR CHAD THERAPEUTICS?

McDowell:  he industry has consolidated into two or three big companies. Chad Therapeutics is one of the remaining small companies, which is a good thing. Smaller companies can react quickly. Chad could be the nimble, innovative company within the industry.

HOW WILL YOUR BUSINESS PHILOSOPHY AND BUSINESS
CHARACTERISTICS HELP YOU REACH THESE GOALS?

McDowell:  My success in turning Med4Home into a fast-growing DME company was based on my "best practices" methodology,

  Set goals and focus on achieving those goals.
  Hire and retain the very best people.
  Measure everything and assure goal achievement.
  Assume some risk to grow a business.

ANY PARTING THOUGHTS?

McDowell:  Chad Therapeutics was once a proud, fast growing company led by an entrepreneur with a stock price in excess of $20, and in excess of 30% annualized revenue growth. Approximately six years ago that changed. The numbers speak for themselves. I am only asking for one board seat to attempt to restore the former entrepreneurial spirit to this once proud company. Thank you for your time and please vote with the gold proxy card.

Professional Profile
Monte G. McDowell

Experience 2001 to present

Radix Pharmaceuticals President and Owner

  Indirect sole owner of diversified wholesale pharmaceutical distribution company. Radix provides pharmaceutical drugs and related equipment to companies specializing in providing respiratory services to patients.

  Company sales increased in excess of 100% in 2002 over 2001.

1994-2001

Home Medical Specialty Equipment, Inc. d/b/a Med4Home

  Owner and President of respiratory pharmaceutical and equipment supplies company. Home Medical was initially formed by Mr. McDowell to provide durable medical equipment ("DME") and related services to Medicare patients. Mr. McDowell grew the durable medical equipment business and in 1998 began focusing on marketing respiratory drugs. In 1999, Home Medical sold its traditional DME businesses in Kansas, Missouri and Colorado to Apria Healthcare, Inc. in exchange for approximately two times revenue. Med4Home's monthly pharmacy revenues grew from $800,000 in December 1999 to in excess of $5.5 million for September 2001. (Annualized revenue at the time of sale to Lincare was in excess of $70 million.) Med4Home also sold oxygen products manufactured by Chad Therapeutics, Inc and was a large customer of Chad until the sale to Lincare Inc. in October 2001 for approximately 1.3 times revenue.

Prior to 1994

  Toshiba Medical Systems. Sales Executive, Ultra Sound Imaging. 1991-1993

  SmithKline, Regional Division Manager, Humphrey Product Sales. 1983-1991

  American Edwards Laboratories, a Division of American Hospital Supply Corporation, Territory Manager, Halter Products 1982-1983. Named number one sales rep in the nation.

  Xerox, Sales Rep. Kansas City top sales rep. Number six out of 1800 sales reps nationally. 1980-1982

Education: Northwestern Missouri State University,
Bachelor of Science in Business Administration - 1980

Areas of expertise

  Marketing
  Direct to Consumer Marketing
  Product Management
  Sales Management
  Business Start-up
  Business Planning

Industry Experience:

  Respiratory Mail Order Medications
  Oxygen
  Medicare
  Ophthalmology
  Ultrasound
  Real Estate

Market Experience

  United States

Level of Expertise:

  CE
  National Sales

Experience in Business Size (revenues):   85 million

Professional Vitae

RELEVANT EMPLOYMENT HISTORY

D.L.J. Enterprises, L.L.C., d./b./a. Radix Pharmaceutical

  President and Chief Executive Officer (2001 - Present)

Indirect sole owner and Manager of diversified wholesale pharmaceutical distribution company. Radix provides pharmaceutical drugs and related equipment to companies specializing in providing respiratory services to patients. Company sales increased in excess of 100% in 2002 over 2001.

Home Medical Specialty Equipment, Inc. d/b/a Med4Home

  President and Chief Executive Officer 1993 - 2001

Indirect sole owner and Manager of diversified wholesale pharmaceutical distribut Sole Shareholder, Director and President of respiratory pharmaceutical and equipment supplies company. Home Medical was initially formed by Mr. McDowell to provided durable medical equipment ("DME") and related services to Medicare patients. Mr. McDowell grew the durable medical equipment business and in 1998 began focusing on marketing two respiratory drugs, Albuterol and Ipratroprium, to Medicare patients. In 1999, Home Medical sold its traditional DME business in Kansas and Missouri to Apria Healthcare, Inc. in exchange for $19.5 million. Mr. McDowell then focused Med4Home on the direct marketing of Albuterol and Ipratroprium to Medicare patients. Med4Home's pharmacy revenues grew from $800,000 in December 1999 to in excess of $5.5 million for September 2001 (Annualized revenue at the time of sale to Lincare was in excess of $70 million). Med4Home also sold oxygen products manufactured by Chad Therapeutics, Inc. and was a large customer of Chad until Med4Home was sold to Lincare Inc. in October 2001 for $83.5 million.

PRE 1993 RELEVANT EMPLOYMENT HISTORY

Toshiba America Medical Systems 1992-1993

  Sales Executive, Ultra Sound Imaging
  Sales to hospital and clinics

SmithKline Beecham - Humphrey's Instruments 1985- 1992

  Senior Executive Regional Sales Manager, Product Sales
  Sold high tech ophthalmology devises for office use
  American Edwards Laboratories, a Division of American Hospital Supply Corporation 1982-1984
  Territory Manager, Halter Products
  Number 1 sales representative in the nation achieved in only 2nd year of employment

Xerox 1980-1982

  Sales Representative
  Kansas City top sales representative. Number 6 out of 1800 sales representatives nationally.

ACADEMIC QUALIFICATIONS

Northwestern Missouri State University

  Bachelor of Science in Business Administration - 1980

BOARDS

  Maxus Realty Trust -2001 to present

PHILANTHROPIC SERVICE AND SUPPORT

  Tyler's Friends - volunteer and sponsor of program to assist children with cancer in Missouri.
  Union Station- sponsor of Union Station redevelopment programs
  Heart to Heart - sponsor of medical teams providing medical care to third work countries

IMPORTANT INFORMATION:  In connection with our solicitation of proxies with respect to the 2003 annual meeting of Chad, McDowell Investments, L.P. has filed with the Securities and Exchange Commission (the “SEC”) and disseminated to shareholders a definitive proxy statement dated August 11, 2003. Shareholders are advised to read the proxy statement as it contains important information, including information regarding the participants in our solicitation and their interest in Chad. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Shareholders may also obtain a free copy of our proxy statement by contacting N.S. Taylor & Associates, Inc. in the manner described below.